UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

June 11, 2014

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey

08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) On June 11, 2014, the Board of Directors of Campbell Soup Company increased the size of the Board to 16 members and elected Marc B. Lautenbach as a director, effective June 11, 2014.

Mr. Lautenbach has served as president and chief executive officer of Pitney Bowes Inc. since December 2012, and is also a member of the Pitney Bowes board. Prior to joining Pitney Bowes, Mr. Lautenbach was Managing Partner of North America, Global Business Services and General Manager, North America for International Business Machines Corporation.

Mr. Lautenbach will be paid in accordance with the Company’s director compensation program, described in the section titled “Fiscal 2013 Director Compensation” that begins on page 44 of Campbell Soup Company’s proxy statement that was filed with the Securities and Exchange Commission on October 4, 2013.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2014, the Board of Directors of Campbell Soup Company approved an amendment to Article II, Section 1 of the company’s By-Laws, effective June 11, 2014, to change the size of the Board from 15 to 16 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3	By-Laws of the Registrant, effective June 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: June 16, 2014

By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.

3	By-Laws of the Registrant, effective June 11, 2014.